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                                                                     Exhibit 5.1

                                STIKEMAN ELLIOTT

                  --------------------------------------------

                  Stikeman Elliott LLP Barristers & Solicitors
  1155 Rene Levesque Blvd. West, 40th Floor, Montreal, Quebec, Canada H3B 3V2
             Tel:(514) 397-3000 Fax: (514) 397-3222 www.stikeman.com



                                                                   July 12, 2004




TO: THE BOARD OF DIRECTORS OF ACE AVIATION HOLDINGS INC.
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RE:  FINAL SHORT FORM PROSPECTUS DATED JULY 12, 2004 OF ACE AVIATION
     HOLDINGS INC.


     We hereby consent to the use of our firm's name on the cover page of the Prospectus that is contained in the Registration Statement on Form F-10 of ACE Aviation Holdings Inc. and under the headings "Background of the Plan", "Description of the Plan" and "Legal Matters", and consent to the use of our firm's name and reference to our opinion under the heading "Certain Canadian Federal Income Tax Considerations" in the Prospectus.



                                                   (signed) Stikeman Elliott LLP